Exhibit 23.2

            CONSENT OF COOPERS & LYBRAND LLP, INDEPENDENT ACCOUNTANTS



We consent to the inclusion in the Annual Report of Boole & Babbage, Inc. on Form 10-K of our report dated April 10, 1997, on our audits of the consolidated financial statements of MAXM Systems Corporation as September 30, 1996 and 1995, and for the years ended September 30, 1996 and 1995, as included in the Form 8-K/A of Boole & Babbage, Inc. (File No.
000-13258).




\Coopers & Lybrand LLP\

McLean, Virginia
December 22, 1997